EXHIBIT 99C.1

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)

                         Quarter Ended          Year Ended
                         December 31,     %    December 31,       %
In millions              1996    1995  Change  1996     1995   Change
------------------------------ ------- ------ -------  ------- ------
SALES & OTHER REVENUES  $3,558  $3,060  16.3  $12,911  $11,746   9.9
OPERATING EXPENSES
 Employee-related        1,166   1,089   7.1    4,412    4,071   8.4
 Other operating           848     662  28.1    2,671    2,323  15.0
 Taxes other than
  income taxes             110      86  27.9      429      416   3.1
 Depreciation & amort      748     596  25.5    2,544    2,291  11.0
                       ----------------      -------- --------
Total operating expense  2,872   2,433  18.0   10,056    9,101  10.5
                       ----------------      -------- --------
Income from operations     686     627   9.4    2,855    2,645   7.9

Interest expense           201     123  63.4      612      527  16.1
Equity losses in
 unconsol ventures         122      79  54.4      346      207  67.1
Gain on merger of
 joint ven interest          -     157    -         -      157    -
Gains on sales of rural
 telephone exchanges         8      24 (66.7)      59      136 (56.6)
Guaranteed minority
 interest expense           19      12  58.3       55       14    -
Other expense - net         14      30 (53.3)      61       36  69.4
                       ----------------      -------- --------
Income before inc taxes,
 extd item & cum effect
 of chg in acctg princ     338     564 (40.1)   1,840    2,154 (14.6)
Income tax provision       108     208 (48.1)     696      825 (15.6)
                       ----------------      -------- --------
Income before extd
 item, cum effect of
 chg in acctg princ        230     356 (35.4)   1,144    1,329 (13.9)
Extraordinary item:
 Early extinguishment
 of debt - net of tax        -      (3)   -         -      (12)   -
                       ----------------      -------- --------
Income before cum effect
 of chg in acctg princ     230     353 (34.8)   1,144    1,317 (13.1)
Cumulative effect of
 change in accounting
 principle - net of tax      -       -    -        34        -    -
                       ----------------      -------- --------
NET INCOME                 230     353 (34.8)   1,178    1,317 (10.6)

Preferred dividends          6       -    -         9        3    -
                       ----------------      -------- --------
EARNINGS AVAILABLE FOR
 COMMON STOCK             $224    $353 (36.5)  $1,169   $1,314 (11.0)
                       ================      ======== ========

CONSOLIDATED STATEMENTS OF                             U S WEST, Inc.
INCOME (UNAUDITED)
                         Quarter Ended          Year Ended
In millions, except      December 31,     %    December 31,       %
per share amounts        1996    1995  Change  1996     1995   Change
------------------------------ ------- ------ -------  ------- ------
COMMUNICATIONS GROUP:
Average common shares
 outstanding (#1)        479.9   472.6   1.5    477.5    470.7   1.4
                       ================      ======== ========
Earnings per common
 share: (#1)
Income before extraordi-
 nary item & cumulative
 effect of change in
 accounting principle    $0.65   $0.60   8.3    $2.55    $2.52   1.2
Extraordinary item          -    (0.01)   -        -     (0.02)   -
Cumulative effect of
 change in accounting
 principle                  -       -     -      0.07       -     -
                       ----------------      -------- --------
Earnings per
 common share            $0.65   $0.59  10.2    $2.62    $2.50   4.8
                       ================      ======== ========

MEDIA GROUP:
Average common shares
 outstanding (#1)(#2)    546.8   472.0  15.8    491.9    470.5   4.5
                       ================      ======== ========
Earnings (loss) per
 common share: (#1)
Income (loss)
 available for
 common stock before
 extraordinary item     ($0.16)  $0.15    -    ($0.16)   $0.30    -
Extraordinary item          -       -     -        -     (0.01)   -
                       ----------------      -------- --------
Earnings (loss) per
 common share           ($0.16)  $0.15    -    ($0.16)   $0.29    -
                       ================      ======== ========

<F1>
#1 Effective November 1, 1995, each share of U S WEST, Inc.
common stock was converted into one share each of U S WEST Communi-cations Group common stock and U S WEST Media Group common stock. Earnings per common share for 1995 have been presented on a pro forma basis to reflect the two classes of stock as if they were outstanding since January 1, 1995. For periods prior to the recapitalization, the average common shares outstanding are assumed to be equal to the average common shares outstanding for U S WEST, Inc.
<F2>
#2 The average common shares outstanding for the quarter and year ended December 31, 1996, includes 150.6 million shares related to the November 15, 1996, Continental Cablevision, Inc. merger.

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)

                         Quarter Ended          Year Ended
                         December 31,     %    December 31,       %
Dollars in millions      1996    1995  Change  1996     1995   Change
------------------------------ ------- ------ -------  ------- ------

SELECTED CONSOLIDATED DATA
Capital
  expenditures          $1,137    $957  18.8   $3,474   $3,140  10.6
Debt-to-capital
 ratio (#1)               54.8%   50.7%   -      54.8%    50.7%   -
Employees               69,286  61,047  13.5   69,286   61,047  13.5
EBITDA                  $1,434  $1,223  17.3   $5,399   $4,936   9.4
EBITDA margin             40.3%   40.0%   -      41.8%    42.0%   -


<F1>
#1 Ratio includes preferred securities and other preferred stock as a component of total capital. Including debt related to the net investment in assets held for sale, preferred securities and other preferred stock, the Company's percentage of debt to total capital was 59.6% and 56.4% at December 31, 1996 and 1995, respectively.